Exhibit 10.5

Execution Version

SECOND AMENDMENT TO AMENDED AND RESTATED CREDIT AGREEMENT

This SECOND AMENDMENT TO AMENDED AND RESTATED CREDIT AGREEMENT, dated as of September 4, 2019 (this “Agreement”), is among TORRID LLC, a California limited liability company (the “Lead Borrower”), the other Borrowers party hereto, Torrid Intermediate LLC, a Delaware limited liability company (f/k/a TORRID INC., a Delaware corporation, “Holdings”), the other Guarantors party hereto, Bank of America, N.A., as administrative agent and collateral agent (in such capacity, including any successor thereto, the “Agent”), and the Lenders party hereto.

PRELIMINARY STATEMENTS

WHEREAS, reference is made to that certain Amended and Restated Credit Agreement, dated as of October 23, 2017 (as amended by that certain First Amendment to Amended and Restated Credit Agreement, dated as of June 14, 2019, and as in effect immediately prior to the effectiveness of this Agreement, the “Existing ABL Credit Agreement”; the Existing ABL Credit Agreement as amended by this Agreement, the “Amended ABL Credit Agreement”; capitalized terms used but not defined herein having the meaning provided in the Amended ABL Credit Agreement), among the Borrowers, Holdings, the other Guarantors, the Lenders from time to time party thereto and the Agent; and

WHEREAS, the Borrowers have requested an amendment to the Existing ABL Credit Agreement pursuant to which certain provisions of the Existing ABL Credit Agreement will be amended as set forth herein.

NOW, THEREFORE, in consideration of the undertakings set forth herein and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto hereby agree as follows:

1. Amendments to the Existing ABL Credit Agreement. The Existing ABL Credit Agreement is hereby amended as follows:

(a) Section 1.01 of the Existing ABL Credit Agreement is hereby amended by adding the following definitions thereto in appropriate alphabetical order:

“Independent Assets or Operations” means, with respect to any Parent Company, that Parent Company’s’ total assets, revenues, income from continuing operations before income taxes and cash flows from operating activities (excluding in each case amounts related to its investment in the Lead Borrower and its Subsidiaries), determined in accordance with GAAP and as shown on the most recent balance sheet of such Parent Company, is more than 3.0% of such Parent Company’s corresponding consolidated amount.

“Parent Company” means any Person so long as such Person directly or indirectly holds 100.0% of the total voting power of the Equity Interests of the Lead Borrower.

(b) Section 6.01 of the Existing ABL Credit Agreement is hereby amended by adding the following new paragraph immediately following clause (d) thereof:

“Notwithstanding the foregoing, the obligations referred to in Sections 6.01(a) through 6.01(c) may be satisfied with respect to financial information of the Lead Borrower and its Restricted Subsidiaries by furnishing (A) the applicable financial statements of any Parent Company or (B) the Lead Borrower’s or such Parent Company’s Form 10-K or 10-Q, as applicable, filed with the SEC (and the public filing of such report with the SEC shall constitute delivery under this Section

6.01); provided that with respect to each of the preceding clauses (A) and (B), (1) to the extent such information relates to a Parent Company of the Lead Borrower, if and so long as such Parent Company will have Independent Assets or Operations, such information is accompanied by consolidating information that explains in reasonable detail the differences between the information relating to such Parent Company and its Independent Assets or Operations, on the one hand, and the information relating to the Lead Borrower and the consolidated Restricted Subsidiaries on a stand-alone basis, on the other hand and (2) to the extent such information is in lieu of information required to be provided under Section 6.01(a) (it being understood that such information may be audited at the option of the Lead Borrower), such materials are accompanied by a report and opinion of a Registered Public Accounting Firm of nationally recognized standing reasonably acceptable to the Agent, which report and opinion shall be prepared in accordance with generally accepted auditing standards and shall not be subject to any “going concern” or like qualification or exception or any qualification or exception as to the scope of such audit or be subject to any explanatory statement (other than an “emphasis of matter” paragraph) as to the Lead Borrower’s ability to continue as a “going concern” or like qualification (other than with respect to (i) the impending maturity of any Material Indebtedness or (ii) any actual or prospective breach of any financial maintenance covenant).”

2. Representations and Warranties. To induce the other parties hereto to enter into this Agreement, the Loan Parties represent and warrant to each of the Lenders party hereto and the Agent that, after giving effect to this Agreement:

(a) The execution, delivery and performance of this Agreement by the Loan Parties and the consummation of the transactions contemplated herein are within the Loan Parties’ corporate or other organizational powers.

(b) This Agreement has been duly executed and delivered by each Loan Party and constitutes a legal, valid and binding obligation of such Loan Party enforceable against each such Loan Party in accordance with its terms, except as such enforceability may be limited by Debtor Relief Laws and by general principles of equity and principles of good faith and fair dealing.

3. Conditions Precedent. This Agreement and the amendments set forth in Section 1 of this Agreement shall become effective on the first date when:

(a) the Agent has received counterparts of this Agreement, each of which shall be originals or .pdf copies or other facsimiles unless otherwise specified, duly executed and delivered by (x) the Lenders constituting the Required Lenders, (y) the Loan Parties and (z) the Agent; and

(b) all reasonable and documented out-of-pocket costs and expenses (including, without limitation, the reasonable and documented fees, charges and disbursements of counsel for the Agent) of the Agent and the Lenders in connection with this Agreement and the transactions contemplated hereby shall have been paid, to the extent invoiced.

Without limiting the generality of the provisions of Section 10.01(a) of the Amended ABL Credit Agreement, for purposes of determining compliance with the conditions specified in this Section 3, each Lender that has signed this Agreement shall be deemed to have consented to, approved or accepted or to be satisfied with, this Agreement or other matter required hereunder to be consented to or approved by or acceptable or satisfactory to a Lender.

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4. Confirmation. Each Loan Party (a) confirms its obligations under the Loan Documents, (b) confirms that its obligations under the Existing ABL Credit Agreement as modified hereby are entitled to the benefits of the Liens and pledges set forth in the Loan Documents and remain in full force and effect and (c) agrees that the Existing ABL Credit Agreement as modified hereby is the “Credit Agreement” under and for all purposes of the Loan Documents.

5. Amendment, Modification and Waiver. This Agreement may not be amended, modified or waived except in accordance with the Amended ABL Credit Agreement. The execution, delivery and effectiveness of this Agreement shall not, except as expressly provided herein, operate as a waiver of any right, power or remedy of any Lender or the Agent under any of the Loan Documents, nor constitute a waiver of any provision of any of the Loan Documents.

6. Loan Document. This Agreement shall constitute a Loan Document for all purposes of the Amended ABL Credit Agreement and the other Loan Documents.

7. Governing Law, Etc. THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK, WITHOUT REGARD TO CONFLICT OF LAWS PRINCIPLES THEREOF THAT WOULD RESULT IN THE APPLICATION OF ANY LAW OTHER THAN THE LAW OF THE STATE OF NEW YORK. SECTIONS 10.12, 10.14 AND 10.15 OF THE AMENDED ABL CREDIT AGREEMENT ARE HEREBY INCORPORATED BY REFERENCE, MUTATIS MUTANDIS.

8. Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Delivery by telecopier or other electronic transmission of an executed counterpart of a signature page to this Agreement shall be effective as delivery of an original executed counterpart of this Agreement.

[Remainder of Page Intentionally Left Blank]

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IN WITNESS WHEREOF, each of the undersigned has caused its duly authorized officer to execute and deliver this Agreement as of the date first set forth above.

BANK OF AMERICA, N.A., as Agent and as a Lender

By:	/s/ Matthew Potter
Name: Matthew Potter
Title: Senior Vice President

[Torrid – Signature Page to Second Amendment]

TORRID LLC, as the Lead Borrower and as a Borrower

By:	/s/ Elizabeth Muñoz
Name:	Elizabeth Muñoz
Title:	Chief Executive Officer

TORRID ADMINISTRATION, INC.
TORRID MERCHANDISING, INC. each as a Borrower

By:	/s/ Elizabeth Muñoz
Name:	Elizabeth Muñoz
Title:	Chief Executive Officer

TORRID INTERMEDIATE LLC as Holdings and as a Guarantor

By:	/s/ Elizabeth Muñoz
Name:	Elizabeth Muñoz
Title:	Chief Executive Officer

TORRID OHIO LLC, as a Guarantor

By:	/s/ Elizabeth Muñoz
Name:	Elizabeth Muñoz
Title:	Chief Executive Officer

[Torrid – Signature Page to Second Amendment]

WELLS FARGO BANK, NATIONAL ASSOCIATION, as a Lender

By:	/s/ Brendan Hogan
Name:	Brendan Hogan
Title:	Assistant Vice President

[Torrid – Signature Page to Second Amendment]